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                                                                 EXHIBIT 21.1


                          Subsidiaries of the Company


Subsidiary                               State of Incorporation
----------                               ----------------------
First Sierra Receivables Inc.                 Delaware
First Sierra Receivables II, Inc.             Delaware
First Sierra Acquisition, Inc.                Delaware
Corporate Capital Leasing Group               Pennsylvania
First Sierra California, Inc.                 Delaware